Employment Contract

Employment Contract
Of Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Party A: Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Address: Yongye Industrial Park, Jinshan Road, Jinshan Development District, Huhehaote City
Legal Representative: Wu Zishen

Party B: Yu, Yue
Home Address: C-1-502, Ze Hao Ya Ju, Xin Wan Er Lu, Jianghan District, Wuhan, Hubei Province, China 430023
Date of Birth: Nov 9, 1975
ID/Passport Number: 110105197511097719
Registered Permanent Address:

Chapter 1- General Provisions

1.
Pursuant to the Labor Law of the People's Republic of China(hereinafter “Labor Law”), the Employment Law of the People’s Republic of China(hereinafter “Employment Law”) and other relevant regulations, in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Party A and Party B (collectively referred to as the "Parties") hereby agree as follows:

Chapter 2- Term

2.	This Contract shall be a contract with a fixed term of _3_ years, from March 20, 2009 ("Starting Date") to March 19 , 2012.

3.	[intentionally blank]

4.
If upon the expiration of the term, Party A and Party B agree to renew this Contract, they shall execute the Agreement to Renew Employment Contract attached to this Contract as Appendix A, or shall execute a new employment contract.

Chapter 3- Scope of Work

5.
Party B agrees to assume the position of Chief Financial Officer pursuant to the work needs of Party A.  The position duty, work task, objective, disciplines and other relevant management rules shall be implemented according to the work standards and other rules prescribed by Party A.  The main work location of Party B shall be [Beijing, China].

6.
Both Parties acknowledge that, Party A shall have the right to change the type of work, job title and position, job duties and work location of Party B at any time according to the business needs of Party A or ability or work performance or actual situation of Party B, provided, however, that such change shall be made in good faith with reasonable causes.  Party B shall be subject to any such changes as deemed necessary and appropriate in the sole judgment of Party A.

Employment Contract

Chapter 4- Duties of Party B

7.	Party B hereby agrees that, in addition to the duties and responsibilities otherwise set forth herein, during the term of this Contract, Party B shall:
7.1
devote his/her full time, attention and skills during the normal working hours designated to him/her hereunder exclusively to the performance of his/her duties hereunder, and effectively perform his/her duties and make his/her best endeavors to ensure the satisfactory accomplishment of the assignment to him/her by Party A; and

7.2
perform his/her duties hereunder faithfully and diligently for Party A in accordance with the terms hereunder, the rules and policies of Party A and the applicable laws and regulations, engage in no activities which are in violation of any PRC laws or regulations or may be prejudicial to the interests of Party A, and seek no personal gains, directly or indirectly, by utilizing his/her position or power in Party A.

Chapter 5- Work Schedule, Labor Protection and Working Conditions

8.
Party B shall work five (5) days per week, eight (8) hours per day, with the average working hours not exceeding forty (40) hours per week.  Party A may require Party B to work overtime due to the business needs and Party A shall pay Party B overtime pay in accordance with its overtime management rules and the relevant state regulations.

9.
Party A shall provide Party B with appropriate working conditions and facilities and with labor protection in accordance with the state standards, and Party B shall comply with the rules and regulations of work safety and sanitation formulated by Party A.

10.	Party A will be responsible for providing education and training to Party B on business technologies, labor safety and sanitation and articles of association of Party A.

Chapter 6- Remuneration

11.
In consideration of the duties and obligations assumed by Party B under this Contract, Party A shall pay annual salary of USD145,000 to Party B, confirmed in writing per month, which will be payable on _15th  of each corresponding month.

12.
During the term of employment under this Contract, Party A will decide the earning prior to tax of Party B based upon Party A’s then current salary systems and position adjustment policies.  Party A will pay the payment through the individual bank account designated by Party A or through other means Party A deems proper.  The amount of salary will be stipulated in an offer letter.

13.
Party B shall be responsible for the payment of due and payable individual income tax resulting from the salary and other remuneration paid by Party A in accordance with the relevant PRC laws and regulations.  Party A, as the withholding person, shall withhold the individual income tax and other due and payable tax of Party B prior to paying the remuneration to Party B as required by law.

Employment Contract

14.
Party A shall have the right to adjust the salary and welfare of Party B appropriately based on the capability, experience, attitude, performance, achievement, working-age and position of Party B as well as according to the salary and position adjustment policies and business conditions experienced by Party A.

15.	Party A shall deduct the following from the salary payable to Party B in accordance with the relevant PRC laws and regulations:

15.1	The individual income tax of Party B;

15.2	The part of the society insurance and other welfare benefits which are to be borne by Party B;

15.3	All compensation or fines payable by Party B and withheld by Party A on the effective court verdict or arbitration decision;

15.4	All compensation or fines payable by Party B to Party A according to court verdict or arbitration decision.

16.
Party A may, in its discretion, pay a bonus to Party B based upon Party A’s business operation situation and articles of association.  The detailed amount, conditions and form will be set forth by Party A.  Notwithstanding the above, paying bonus should not be deemed as an obligation of Party A.

Chapter 7- Insurance, Welfare and Leave

17.	The Parties shall pay premiums for social security insurance schemes such as Pension, Unemployment, Medical Insurance, etc. in accordance with relevant PRC laws and regulations.

Chapter 8- Labor Discipline

18.
Party B shall abide by the Working Rules and articles of association stipulated by Party A pursuant to laws. Party B shall strictly adhere to proper instructions and decisions of Party A, take care of all assets of Party A, and abide by professional morality.

19.	In case Party B violates the Working Rules or articles of association of Party A, Party A may impose punishment to Party B in accordance with the Working Rules or articles of association of Party A.

20.	Party A has the right to require Party B to compensate the economic losses caused by Party B’s violation of relevant laws, Working Rules or articles of association of Party A.

21.
Party A has the right to appropriately amend its rules or articles of association at any time based on its business needs. Party A shall notify Party B in any way Party A deems proper, including but not limited to, through notice, announcement, e-mail and memorandum of any such changes.

Employment Contract

22.
Party B shall not take position in any other enterprise or company during working in Party A.  Any invention, creation, development, design, improvement, production made by Party B during working in Party A shall belong to Party A, and any intellectual property right arising from them (including but not limited to patent right, copyright, know-how) shall also belong to Party A.

Chapter 9- Confidentiality

23.
Party B shall keep the proprietary and confidential information of Party A confidential and shall abide by any confidentiality rules set forth by Party A. Party B shall not take, use of or disclose any material or information of Party A to any third party except on behalf of Party A's and with Party A's prior written consent. Party B shall execute and abide by the Non-disclosure and Non-Competition Agreement ("Confidentiality Agreement").  Where Party B breaches the competition restriction obligation under the Confidentiality Agreement, Party B shall pay liquidated damages to Party A in accordance with Confidentiality Agreement.

24.
Party B agrees that Party A may disclose his/her personal information including, but not limited to, Party B's name, address, nationality, position, payment, bank account, this Contract and its renewal and amendment, as directly or indirectly required by Party A's reasonable business and operation.

Chapter 10- Modification, Termination and Extension of the Employment Contract

25.
In case a modification occurs in the laws and administrative regulations that govern this Contract, the corresponding part of this Contract and appendixes shall be modified accordingly. In case a major change occurs in the circumstances under which this Contract was concluded or there is any conflict between this Contract and the relevant PRC laws and regulations, so that this Contract cannot be performed anymore, the relevant part of this Contract may be modified upon agreement between Party A and Party B through amicable consultation based on the requirements of the relevant PRC laws and regulations.

26.	This Contract may be terminated upon mutual agreement between Party A and Party B in writing.

27.	Party A shall have right to unilaterally terminate this Contract with immediate effect without any prior written notice under the following circumstances, and will notify Party B of such termination:

Employment Contract

27.1	The termination of this Contract during the probation period under Article 3 hereof;

27.2	Party B seriously violates the labor disciplines or the rules or regulations of Party A (including but not limited to the Working Rules or articles of association of Party A);

27.3
Party B causes serious damage to the interests of Party A due to Party B’s serious dereliction of his/her duties (including but not limited to, his/her duties under Article 7 hereof), or his/her engagement in malpractices for seeking personal gains;

27.4
Party B has additionally established an employment relationship with another employer which materially affects the completion of his tasks with  Party A, or Party B refuses to rectify the matter after the same is brought to his attention by Party A;

27.5
The Employment contract is invalid because Party B uses such means as deception or coercion, or takes advantage of Party A’s difficulties, to cause Party A to conclude the employment contract, or to make an amendment thereto, which is contrary to Party A’s true intent; or

27.6	Party B is criminally prosecuted under the law.

28.	Party A may terminate this Contract by serving 30 days' prior written notice to Party B or giving Party B one month’s salary in lieu of notice in any one of the following circumstances:

28.1
where Party B, after undergoing a legally prescribed period of medical treatment and recuperation for an illness or a non-work-related injury, remains unable to carry out the original job, and is also unfit for the job otherwise assigned to Party B by Party A;

28.2
where Party B is unable to fulfill the duties of his/her position to the standards required under the terms hereof or by Party A, and, despite undergoing further training or a transfer of his/her position, remains unable to do so;

28.3
where this Contract cannot be performed due to any major changes of any objective circumstances under which this Contract was concluded, and following consultation, Party A and Party B cannot agree upon the necessary modification to be made to this Contract.

29.	The term "major changes of any objective circumstances" stipulated in Section 27.3 includes but not limited to:

29.1	Merger of Party A into another business entity, or sale or transfer by Party A of substantial portion of the assets it owns to other enterprises or third parties;

29.2	Material adjustment in operative policy or material changes in operative situation of Party A;

Employment Contract

29.3	Serious difficulty incurred in the operation of Party A;

29.4	Entry into the period of clearing up, or stop of manufacture or business totally or partially by Party A;

29.5	Declaration of bankruptcy, dissolution or liquation by Party A;

29.6	Decision of Party A in ceasing the research and development which directly relates to Party B's work according to the need of business development of Party A and/or the actual market situation; or

29.7	Laws or regulations newly promulgated by the government that makes either Party or both Parties not able to perform this Contract.

30.
Party B may resign his/her job and terminate this Contract during the Contract term with a prior written notice of 30 days to Party A.  With regard to Party A’s  economic losses arising from Party B , Party A shall have the right to deduct any such amount of economic losses from corresponding salary and any other remuneration due and payable to Party B and Party A shall still have the right to claim the uncompensated economic losses from Party B.

31.
In the event that Party A is close to bankruptcy or faces a bad business situation or serious difficulty in the operation, Party A shall explain the situation to its employees.  After having solicited opinions from the employees, and reported the situation to the administrative department for labor, Party A may terminate this Contract.

32.	Party A shall not terminate this Contract in accordance with Articles 28 and 31 hereof where Party B:
32.1
is engaged in operations exposing him to occupational disease hazards and   has not undergone a pre-departure occupational health check-up, or is suspected of having contracted an occupational disease and is being diagnosed or under medical observation;

32.2	has been confirmed as having lost or partially lost his capacity to work due to an occupational disease contracted or a work-related injury sustained with the Employer;

32.3	is receiving medical treatment for diseases or injuries related to work within the stipulated period of time;

32.4	is a female staff member during her pregnancy, maternity and lactation; or

32.5	has been working for the Employer continuously for not less than 15 years and is less than 5 years away from his legal retirement age;

32.6	finds himself in other circumstances stipulated in laws or administrative statues.

33.	In any of the following circumstances, Party B may terminate this Contract:

Employment Contract

33.1	Party A fails to pay the social insurance premiums for Party B in accordance with the law;

33.2
Where Party A forces Party B to work by means of violence, intimidation, detention or illegal restriction of personal freedom, or where Party B is instructed in violation of rules and regulations or peremptorily ordered by Party A to perform dangerous operations which threaten his personal safety;

33.3	Party A fail to pay labor remuneration in full and on time or fails to provide the labor protection or working conditions as agreed under this Contract.

33.4
The Employment contract is invalid because Party A uses such means as deception or coercion, or takes advantage of Party B’s difficulties, to cause Party B to conclude the employment contract, or to make an amendment thereto, which is contrary to Party B’s true intent;

33.5	Party A’s rules and regulations violate laws or regulations, thereby harming Party B’s rights and interests; or

33.6	Other circumstances in which laws or administrative statues permit Party B to terminate his employment contract
.
Party B may terminate the Contract forthwith without giving prior notice to Party A under the circumstances of article 33.2.

34.
Upon the termination of this Contract, Party B shall cease conducting any activities on Party A's behalf or complete the uncompleted matters pursuant to Party A's request, and settle all accounts with Party A. Party B shall, within 3 days of the termination of this Contract, return all the property and hand over all files and documents (including but not limited to written documents and electronic documents) he or she has in his/her possession but is the property of Party A, and Party A may carry out the resign procedures with the confirmation of the aforesaid properties, files and documents and issue resign consent letter .  If Party B fails to complete the above hand-over procedures, Party A could refuse to handle the procedures of termination for Party B and may set-off any amounts due to Party B for the losses Party A suffers therefrom.

Chapter 11- Economic Compensation and Repayment

35.
Party A shall provide economic compensation and/or medical subsidies to Party B pursuant to relevant laws and regulations in case Party A terminates this Contract according to Article 26, 28 and 31 of this Contract and applicable laws and regulations.

36.
In case Party A fails to pay salary, economic compensation or medical subsidies to Party B according to relevant laws and regulations and stipulations of this Contract, Party A shall bear the statutory liability for indemnification to Party B.

Employment Contract

37.
If Party B terminates this Contract in breach of the terms and conditions specified herein, Party B shall indemnify Party A for its losses incurred therefrom according to the relevant laws and regulations.

38.
Before Party B is trained at Party A’s expense, Party A may require Party B to execute an agreement, pursuant to which the service term may be prescribed and if Party B resigns from his/her job by breaching the service term stipulated in the Contract, Party B shall at the time of resignation reimburse Party A for the training fees herein.

Chapter 12- Settlement of Labor Disputes

39.
Any dispute arising out of the interpretation and performance of this contract shall be settled through friendly consultation between the Parties.  If the parties fail to reach a solution through friendly consultation, one or both parties can bring such dispute to the competent Labor Dispute Arbitration Commission within sixty (60) days of the dispute.  In case the parties have no disagreement to the arbitral award of such Labor Dispute Arbitration Commission, such arbitral award is final and binding upon the parties.  In case any party is not satisfied with the decision of the arbitration, the party may bring a lawsuit to the court having jurisdiction.

Chapter 13- Miscellaneous

40.
Party B has been aware of and agreed to abide by the Working Rules, which will be provided to Party B from time to time, and shall be of the same legal validity with this Contract.  However, this Contract shall prevail in the event of any conflict between the Working Rules and this Contract.

41.
Party A and Party B could execute the Agreement to Amend Employment Contract attached as Appendix B to revise partial provisions of this Contract, or conclude a new employment contract upon agreement of consultation.

42.	The invalidity and non-enforcement of any provision of this Contract shall not affect the validity of any other provision of this Contract.

43.	Failure or delay of any Party hereto to exercise a right under this Contract shall not constitute a waiver thereof.

44.	If there is any conflict between this Contract and the relevant laws and/or regulations, the provisions of the relevant laws and/or regulations shall prevail.

45.
This Contract shall become effective from the date of the execution hereof.  In case both parties do not execute this Contract on the same day, the later date shall be the effective date of this Contract.

Employment Contract

Party A: Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. By: ：__/s/ Zishen Wu________________ Name: ：______________________ Date: ：2009.5.25	Party B: ： By: /s/ Sam Yu ： Date: ：2009.3.20

Employment Contract
Appendix A

Agreement to Renew Employment Contract

The renewed terms of this Employment Contract shall come into force and effect as of the ___ day of _____, ____ and shall expire as of the ___ day of _____, ____.  All provisions of the original Employment Contract shall apply to this renewed Contract.
。

Party A (chop):                       Party B (signature):
：

Date:

The renewed terms of this Employment Contract shall come into force and effect as of the ___ day of _____, ____ and shall expire as of the ___ day of _____, ____.  All provisions of the original Employment Contract shall apply to this renewed Contract.

Party A (chop):                       Party B (signature):

    Date:

The renewed terms of this Employment Contract shall come into force and effect as of the ___ day of _____, ____ and shall expire as of the ___ day of _____, ____.  All provisions of the original Employment Contract shall apply to this renewed Contract.

Party A (chop):                       Party B (signature):

    Date:

Employment Contract

Appendix B
Agreement to Amend Employment Contract

Party A and Party B voluntarily and equally agree to make the following amendments to this Employment Contract through amicable consultation：
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Besides the above amendments, other provisions of the original Employment Contract shall remain valid.

Party A (chop):                       Party B (signature):
Date:

Party A and Party B voluntarily and equally agree to make the following amendments to this Employment Contract through amicable consultation：
：
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
Besides the above amendments, other provisions of the original Employment Contract shall remain valid.

Party A (chop):                       Party B (signature):

Date: